UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 11, 2015

MagnaChip Semiconductor Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34791	83-0406195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o MagnaChip Semiconductor S.A. 1, Allée Scheffer, L-2520 Luxembourg, Grand Duchy of Luxembourg	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 45-62-62

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

MagnaChip Semiconductor Corporation (the “Company”) held its 2015 Annual Meeting of Stockholders on August 11, 2015. As of the close of business on the record date of July 17, 2015, there were 34,561,468 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. The number of shares of the Company’s common stock present at the meeting, in person or by proxy, was 31,704,805, or 91.7% of the outstanding shares.

At the meeting, the following proposals were submitted to a vote of the Company’s stockholders, with the final voting results indicated below:

Proposal 1 – Election of Directors. The Company’s stockholders elected the following two Class I directors and three Class III directors to serve until the 2018 and 2017 Annual Meetings of Stockholders, respectively, and until their respective successors are elected and qualified.

Class I Directors:

	For	Withheld	Broker Non-Votes
R. Douglas Norby	16,579,983	12,739,625	2,385,197
Ilbok Lee	16,787,654	12,531,954	2,385,197

Class III Directors:

	For	Withheld	Broker Non-Votes
Michael Elkins	16,675,106	12,644,502	2,385,197
Young-Joon Kim	17,665,653	11,653,955	2,385,197
Brian Mulhern	16,756,714	12,562,894	2,385,197

Proposal 2 – Advisory Vote to Approve Compensation of Named Executive Officers. The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s 2015 proxy materials.

For	Against	Abstained	Broker Non-Votes
28,387,493	925,456	6,659	2,385,197

Proposal 3 – Ratification of the Appointment of Samil PricewaterhouseCoopers. The Company’s stockholders ratified the appointment of Samil PricewaterhouseCoopers as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

For	Against	Abstained
31,666,371	33,316	5,118

There were no broker non-votes with respect to Proposal 3.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNACHIP SEMICONDUCTOR CORPORATION

Dated: August 13, 2015	By:	/s/ Theodore Kim
Theodore Kim
Chief Compliance Officer, Executive Vice President, General Counsel and Secretary